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                                                                   EXHIBIT 23.1




                       Consent of Independent Auditors




   We consent to the incorporation by reference in the following Registration Statements of ANTEC Corporation of our report dated January 31, 1997, except for Note 3, as to which date is February 6, 1997, with respect to the consolidated financial statements of ANTEC Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1996:


       Form S-8 No. 33-71384 (Amended and Restated Employee Stock Incentive
       Plan)
       Form S-8 No. 3371386 (ANTEC Corporation Director Stock Option Plan)
       Form S-8 No. 3371388 (ANTEC Corporation Employee Stock Purchase Plan) Form S-8 No. 3389704 (ANTEC/Keptel Exchange Options)
       Form S-8 No. 333-11921 (ESP Stock Plan)
       Form S-8 No. 333-12131 (ANTEC Corporation Amended and Restated Employee Stock Incentive Plan)
       Form S-8 No. 333-19129 (TSX Corporation 1996 Second Amended and Restated Long-Term Incentive Compensation Program; TSX Corporation 1993 Amended and Restated Directors Stock Option Plan, As Amended; TSX Corporation 1994 W.H. Lambert Stock Option Agreement)





                                                        ERNST & YOUNG LLP




   Chicago, Illinois
   March 24, 1997